Exhibit 99.1

COMPANY CONTACT: Ryan Bowie Vice President and Treasurer Strategic Hotels & Resorts (312) 658-5766

FOR IMMEDIATE RELEASE

WEDNESDAY, NOVEMBER 5, 2008

STRATEGIC HOTELS & RESORTS REPORTS THIRD QUARTER 2008 RESULTS

EBITDA and FFO per Share Results within Guidance Range

Announces Suspension of Common Dividend

CHICAGO – November 5, 2008 – Strategic Hotels & Resorts (NYSE: BEE) today reported results for the third quarter ended September 30, 2008.

Third Quarter Company Highlights

•

Comparable funds from operations (Comparable FFO) totaled $0.31 per diluted share versus $0.39 per diluted share from the prior year. Contribution from residential sales was immaterial during the quarter compared with $0.03 per diluted share in the prior period.

•

Comparable EBITDA was $55.8 million compared with $69.6 million in the prior year. Residential sales contributed a $0.2 million loss during the quarter compared with a $5.9 million gain in the prior period.

•	Closed on the disposition of the Hyatt Regency in Phoenix, Arizona for a gross sales price of $96.0 million yielding an 11.0% unleveraged IRR over the company’s ownership period.

Operating Results

•

North American total revenue per available room (Total RevPAR) decreased 4.0 percent and revenue per available room (RevPAR) decreased 3.3 percent driven by a 4.8 point decrease in occupancy and a 2.8 percent increase in average daily rate (ADR) during the third quarter of 2008.

•	EBITDA margins contracted 240 basis points in North America.

•	European Same Store Total RevPAR increased 7.8 percent and RevPAR increased 5.0 percent driven by a 12.1 percent increase in ADR.

Chief executive officer Laurence Geller remarked, “Our focus during the third quarter was on gaining market share and continuing our increasingly aggressive expense control initiatives. We commenced these initiatives during the third quarter of 2007 as we reacted to the signs of a downward trend in lodging indicators, the severity of which significantly increased during the past few months. We remain steadfast in our commitment to gaining market share, reducing expenses and to being diligent stewards of capital.”

Financial Results

The company reported a net loss available to common shareholders of $64.8 million, or $0.86 per diluted share for the third quarter of 2008, compared with net income available to common shareholders of $68.5 million, or $0.91 per diluted share for the third quarter of 2007.

Third quarter 2008 results reflect impairments and other charges totaling $96.7 million. In connection with the company’s decision not to proceed with its contracted purchase of hotel development space at the Aqua Building in Chicago, the company recorded a charge of $35.2 million, which includes the loss of a $28.0 million deposit and the write-off of approximately $7.2 million of previously incurred planning and development costs. In addition, the company recorded a $57.8 million impairment of goodwill and other intangible assets at the Fairmont Scottsdale and Ritz-Carlton Laguna Niguel hotels and wrote-off $3.6 million in planning costs related to capital projects.

For the nine-month period ending September 30, 2008, the company reported a net loss available to common shareholders of $60.2 million, or $0.80 per diluted share, compared with net income available to common shareholders of $33.6 million, or $0.45 per diluted share in the prior year period.

Adjusted EBITDA for the third quarter of 2008 was a $1.6 million loss compared with income of $136.1 million for the third quarter of 2007. Comparable EBITDA for the third quarter of 2008 was $55.8 million compared with $69.6 million in the third quarter of 2007. Residential sales contributed a loss of $0.2 million to third quarter results compared with a $5.9 million gain in the prior period.

For the nine-month period ending September 30, 2008, Adjusted EBITDA was $132.3 million compared with $226.1 million in the prior year period. Comparable EBITDA for the nine-month period was $185.6 million compared with $205.1 million in the prior period. Residential sales for the nine-month period were $0.8 million compared with $12.1 million in the prior period.

Funds from Operations (FFO) for the third quarter of 2008 was a $71.2 million loss, or $0.94 per diluted share, compared with income of $10.7 million, or $0.14 per diluted share in the third quarter of 2007. Comparable FFO for the third quarter of 2008 was $23.2 million, or $0.31 per diluted share, compared with $29.6 million, or $0.39 per diluted share in the third quarter of 2007. Residential sales contributed a loss of $0.2 million to third quarter results compared with a $2.6 million gain, or $0.03 per diluted share in the prior period.

For the nine-month period ending September 30, 2008, FFO was a $9.4 million loss, or $0.12 per diluted share, compared with income of $28.3 million, or $0.37 per diluted share in the prior year period. Comparable FFO for the nine-month period was $84.1 million, or $1.10 per diluted share, compared with $92.0 million, or $1.20 per diluted share in the prior period. Residential sales for the nine-month period were $0.5 million, or $0.01 per diluted share, compared with $6.2 million, or $0.08 per diluted share, in the prior period.

Quarterly Distribution

The Board of Directors previously declared on September 8, 2008 a quarterly dividend of $0.24 per share of common stock, payable to shareholders of record as of the close of business on September 30, 2008. The dividend was paid on October 10, 2008. Additionally, for shareholders of record as of September 19, 2008, the Board declared a quarterly dividend of $0.53125 per share of 8.50 percent Series A Cumulative Redeemable Preferred Stock, $0.51563 per share of 8.25 percent Series B Cumulative Redeemable Preferred Stock, and $0.51563 per share of 8.25 percent Series C Cumulative Redeemable Preferred Stock. The preferred stock dividends were paid on September 30, 2008.

The Board of Directors elected to suspend the quarterly dividend to holders of shares of common stock as a measure to preserve liquidity due to the declining economic environment for hotel operations, no projected taxable distribution requirement and uncertainty regarding operating cash flows for 2009. The elimination of the dividend would equate to approximately $90 million in cash flow savings through the end of 2009.

Laurence Geller commented, “The velocity of change in the underlying economic situation combined with the difficulty in forecasting future economic conditions, particularly in the lodging sector, mandates conservatism in our plans for both our operations and our balance sheet. Consistent with the capital conservation measures we have recently taken, we believe the suspension of our dividend is a prudent step in enhancing current financial flexibility and better positioning the company to manage through this period of economic turbulence. We understand the importance of the dividend and will continue to evaluate the company’s dividend policy on a regular basis.”

2008 Outlook

Management remains cautious about the remainder of the year and has lowered its full year 2008 guidance. For planning purposes, the company currently assumes that 2008 North American RevPAR and Total RevPAR will decline between 3.5 percent and 5.5 percent which would result in Comparable EBITDA in the range of $227.3 million to $233.3 million, Comparable FFO in the range of $92.9 million to $98.9 million, and Comparable FFO per diluted share in the range of $1.22 to $1.30.

The following tables reconcile projected full year 2008 net loss available to common shareholders to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net Loss Available to Common Shareholders	$(78.2)	$(72.2)
Gain on Sales of Assets	(37.8)	(37.8)
Depreciation and Amortization	117.5	117.5
Realized Portion of Deferred Gain on Sale Leasebacks	(5.2)	(5.2)
Deferred Tax on Realized Portion of Deferred Gain	1.6	1.6
Minority Interests	(0.6)	(0.6)
Adjustments from Consolidated Affiliates	(4.7)	(4.7)
Adjustments from Unconsolidated Affiliates	7.0	7.0
Hyatt Regency La Jolla Minority Interest	(2.8)	(2.8)
Other Adjustments	96.1	96.1

Comparable FFO	$92.9	$98.9
Comparable FFO per Diluted Share	$1.22	$1.30

	Low Range	High Range
Net Loss Available to Common Shareholders	$(78.2)	$(72.2)
Gain on Sales of Assets	(37.8)	(37.8)
Depreciation and Amortization	118.7	118.7
Interest Expense	86.0	86.0
Income Taxes	8.4	8.4
Minority Interests	(0.6)	(0.6)
Adjustments from Consolidated Affiliates	(7.8)	(7.8)
Adjustments from Unconsolidated Affiliates	22.7	22.7
Preferred Shareholder Dividends	30.9	30.9
Realized Portion of Deferred Gain on Sale Leasebacks	(5.2)	(5.2)
Hyatt Regency La Jolla Minority Interest	(4.9)	(4.9)
Other Adjustments	95.1	95.1

Comparable EBITDA	$227.3	$233.3

Fourth Quarter 2008 Guidance

For fourth quarter of 2008 planning purposes, the company assumes North American RevPAR will decline between 12.0 percent and 14.0 percent and Total RevPAR will decline between 13.0 percent and 15.0 percent which would result in Comparable EBITDA in the range of $41.9 million to $47.9 million, Comparable FFO in the range of $8.8 million to $14.8 million, and Comparable FFO per diluted share in the range of $0.11 to $0.19.

The following tables reconcile projected fourth quarter 2008 net loss available to common shareholders to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net Loss Available to Common Shareholders	$(17.9)	$(12.0)
Depreciation and Amortization	27.0	27.0
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)
Deferred Tax on Realized Portion of Deferred Gain	0.4	0.4
Minority Interests	(0.1)	0.0
Adjustments from Consolidated Affiliates	(0.7)	(0.7)
Adjustments from Unconsolidated Affiliates	1.5	1.5
Hyatt Regency La Jolla Minority Interest	(0.3)	(0.3)

Comparable FFO	$8.8	$14.8
Comparable FFO per Diluted Share	$0.11	$0.19

	Low Range	High Range
Net Loss Available to Common Shareholders	$(17.9)	$(12.0)
Depreciation and Amortization	27.3	27.3
Interest Expense	21.3	21.3
Income Taxes	2.0	2.0
Minority Interests	(0.1)	0.0
Adjustments from Consolidated Affiliates	(1.5)	(1.5)
Adjustments from Unconsolidated Affiliates	5.0	5.0
Preferred Shareholder Dividends	7.7	7.7
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)
Hyatt Regency La Jolla Minority Interest	(0.8)	(0.8)

Comparable EBITDA	$41.9	$47.9

Earnings Call

The company will conduct its third quarter 2008 conference call for investors and other interested parties on November 6, 2008 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 888-680-0890 (toll international: 617-213-4857) with pass code 15900381. To participate on the web cast, log on to http://www.strategichotels.com or https://www.theconferencingservice.com/prereg/key.process?key=P793D44MN 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 12:00 p.m. ET on November 6, 2008, through 11:59 p.m. ET on November 13, 2008. To access the replay, dial 888-286-8010 (toll international: 617-801-6888) and request replay pin number 88340141. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts website at www.strategichotels.com within the third quarter information section.

Portfolio Definitions

North American hotel comparisons for the third quarter 2008 are derived from the company’s hotel portfolio at September 30, 2008, consisting of properties in which operations are included in the consolidated results of the company.

European hotel comparisons are derived from the company’s European owned and leased hotel properties at September 30, 2008, consisting of the Marriott London Grosvenor Square, the Paris Marriott Champs-Elysees, the Marriott Hamburg, and the InterContinental Prague and excluding the Renaissance Paris Hotel Le Parc Trocadero, which was acquired during the third quarter of 2007.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 19 properties with an aggregate of 8,346 rooms. For a list of current properties and for further information, please visit the company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: demand for hotel rooms in our current and proposed market areas; availability of capital; ability to obtain or refinance debt or comply with covenants contained in our debt facilities; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically, including further deterioration of the current global economic downturn and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with our disposition strategy; delays and cost overruns in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s current filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Rooms	$138,209	$128,506	$416,809	$378,576
Food and beverage	73,802	73,921	244,083	234,429
Other hotel operating revenue	25,174	25,678	81,402	78,738

	237,185	228,105	742,294	691,743
Lease revenue	1,528	7,228	4,217	17,329

Total revenues	238,713	235,333	746,511	709,072

Operating Costs and Expenses:
Rooms	34,064	32,386	102,637	93,351
Food and beverage	54,439	52,736	170,959	161,046
Other departmental expenses	61,922	58,544	188,700	175,317
Management fees	9,851	9,580	30,507	27,733
Other hotel expenses	13,937	16,754	45,296	47,949
Lease expense	4,702	3,986	13,563	11,652
Depreciation and amortization	32,356	26,117	90,156	76,256
Impairment losses and other charges	96,679	7,358	96,679	7,358
Corporate expenses	6,541	5,891	21,537	21,070

Total operating costs and expenses	314,491	213,352	760,034	621,732

Operating (loss) income	(75,778)	21,981	(13,523)	87,340
Interest expense	(21,106)	(22,836)	(64,706)	(63,357)
Interest income	443	840	1,497	1,833
Loss on early extinguishment of debt	—	(3,366)	—	(7,845)
Equity in earnings of joint ventures	2,367	6,539	3,170	8,212
Foreign currency exchange gain (loss)	2,604	125	4,082	(3,545)
Other (expenses) income, net	(55)	500	(494)	515

(Loss) income before income taxes, minority interests, distributions in excess of minority interest capital, gain (loss) on sale of minority interests in hotel properties and discontinued operations	(91,525)	3,783	(69,974)	23,153
Income tax expense	(103)	(2,901)	(6,750)	(9,440)
Minority interest in SHR’s operating partnership	1,218	(7)	1,053	(163)
Minority interest in consolidated affiliates	(1,778)	(225)	(2,887)	(828)
Distributions in excess of minority interest capital	(1,715)	—	(2,499)	—

(Loss) income before gain (loss) on sale of minority interests in hotel properties and discontinued operations	(93,903)	650	(81,057)	12,722
Gain (loss) loss on sale of minority interests in hotel properties	—	84,792	(46)	84,792

(Loss) income from continuing operations	(93,903)	85,442	(81,103)	97,514
Income (loss) from discontinued operations, net of tax and minority interests	36,840	(9,464)	44,021	(41,502)

Net (loss) income	(57,063)	75,978	(37,082)	56,012
Preferred shareholder dividends	(7,721)	(7,461)	(23,164)	(22,385)

Net (loss) income available to common shareholders	$(64,784)	$68,517	$(60,246)	$33,627

Basic (Loss) Income Per Share:
(Loss) income from continuing operations available to common shareholders per share	$(1.35)	$1.04	$(1.39)	$1.00
Income (loss) from discontinued operations per share	0.49	(0.12)	0.59	(0.55)

Net (loss) income available to common shareholders per share	$(0.86)	$0.92	$(0.80)	$0.45

Weighted average common shares outstanding	75,022	74,793	75,015	75,162

Diluted (Loss) Income Per Share:
(Loss) income from continuing operations available to common shareholders per share	$(1.35)	$1.04	$(1.39)	$1.00
Income (loss) from discontinued operations per share	0.49	(0.13)	0.59	(0.55)

Net (loss) income available to common shareholders per share	$(0.86)	$0.91	$(0.80)	$0.45

Weighted average common shares outstanding	75,022	74,992	75,015	75,403

Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2008	December 31, 2007
Assets
Investment in hotel properties, net	$2,416,521	$2,427,273
Goodwill	404,724	462,536
Intangible assets, net of accumulated amortization of $3,060 and $3,271	39,617	45,420
Investment in joint ventures	83,024	78,801
Cash and cash equivalents	70,483	111,494
Restricted cash and cash equivalents	45,675	39,161
Accounts receivable, net of allowance for doubtful accounts of $2,156 and $1,965	76,569	82,217
Deferred financing costs, net of accumulated amortization of $5,981 and $4,809	11,819	14,868
Deferred tax assets	41,248	41,790
Other assets	56,319	62,736

Total assets	$3,245,999	$3,366,296

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and other debt payable	$1,333,101	$1,363,855
Exchangeable senior notes, net of discount	179,370	179,235
Bank credit facility	127,000	109,000
Accounts payable and accrued expenses	273,140	266,324
Distributions payable	18,259	18,179
Deferred tax liabilities	36,698	36,407
Deferred gain on sale of hotels	109,178	114,292

Total liabilities	2,076,746	2,087,292
Minority interests in SHR’s operating partnership	10,046	11,512
Minority interests in consolidated affiliates	26,501	30,653

Shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,488,750 shares issued and outstanding; liquidation preference $25.00 per share)	108,206	108,206
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share)	138,940	138,940
Common shares ($0.01 par value; 150,000,000 common shares authorized; 74,410,012 and 74,371,230 common shares issued and outstanding)	744	742
Additional paid-in capital	1,205,767	1,201,503
Accumulated deficit	(419,171)	(304,922)
Accumulated other comprehensive loss	(12,555)	(18,405)

Total shareholders’ equity	1,132,706	1,236,839

Total liabilities and shareholders’ equity	$3,245,999	$3,366,296

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

	Three Months Ended September 30, 2008
	Actual	Guidance
Results vs. Previous Guidance
North American Total RevPAR growth	(4.0)%	(3.0)% - (1.0)%
North American RevPAR growth	(3.3)%	(3.0)% - (1.0)%
Comparable EBITDA (in millions)	$55.8	$54.7 - 57.7
Comparable FFO per diluted share	$0.31	$0.28 - 0.32
Weighted average diluted shares (in thousands) (a)	76,010

(in thousands, except per share information)

	September 30, 2008
	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	74,410	74,410
Operating partnership units outstanding	976	976
Stock options outstanding	885	885
Restricted stock units outstanding	1,347	1,347

Combined shares, options and units outstanding	77,618	77,618
Common stock price at end of period	$7.55	$7.55

Common equity capitalization	$586,016	$586,016
Preferred equity capitalization	370,236	370,236
Consolidated debt	1,639,471	1,639,471
Pro rata share of unconsolidated debt	274,500	—
Pro rata share of consolidated debt	(107,065)	—
Cash and cash equivalents	(70,483)	(70,483)

Total enterprise value	$2,692,675	$2,525,240

Net Debt / Total Enterprise Value	64.5%	62.1%
Preferred Equity / Total Enterprise Value	13.7%	14.7%
Common Equity / Total Enterprise Value	21.8%	23.2%

Dividends Per Share
Common dividends declared (holders of record on March 28, June 30 and September 30, 2008)		$0.24

Preferred Series A dividends declared (holders of record on March 21, June 20 and September 19, 2008)		$0.53125

Preferred Series B dividends declared (holders of record on March 21, June 20 and September 19, 2008)		$0.51563

Preferred Series C dividends declared (holders of record on March 21, June 20 and September 19, 2008)		$0.51563

(a)	The calculation of weighted average diluted shares is consistent with the guidance prescribed by the National Association of Real Estate Investment Trusts.

Discontinued Operations

The results of operations of hotels sold or held for sale are classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. On July 2, 2008, we sold the Hyatt Regency Phoenix for net sales proceeds of $89.6 million. On December 28, 2007, we sold the Hyatt Regency New Orleans for net sales proceeds of $28.0 million.

The following is a summary of income (loss) from discontinued operations for the three and nine months ended September 30, 2008 and 2007 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Hotel operating revenues	$—	$6,914	$24,275	$30,469

Operating costs and expenses	75	8,066	16,264	24,102
Depreciation and amortization	—	702	1,151	2,152
Impairment losses	—	—	—	37,716

Total operating costs and expenses	75	8,768	17,415	63,970

Operating (loss) income	(75)	(1,854)	6,860	(33,501)

Interest expense	—	(1,130)	—	(2,483)
Interest income	—	244	1	1,055
Loss on early extinguishment of debt	—	(7,294)	—	(7,294)
Other expenses, net	—	(32)	(257)	(264)
Income tax benefit	146	479	321	444
Gain on sale of assets	37,248	—	37,662	—
Minority interests	(479)	123	(566)	541

Income (loss) from discontinued operations	$36,840	$(9,464)	$44,021	$(41,502)

Investment in the Hotel del Coronado

(in thousands)

On January 9, 2006, we purchased a 45% interest in the joint venture that owns the Hotel del Coronado. We account for this investment using the equity method of accounting.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Total revenues (100%)	$44,054	$43,421	$118,323	$107,995
Property EBITDA (100%)	$19,547	$19,597	$45,698	$41,700

Equity in earnings (losses) of joint venture (SHR 45% ownership)
Property EBITDA	$8,796	$8,819	$20,564	$18,765
Depreciation and amortization	(1,848)	(1,684)	(5,495)	(5,137)
Loss on sale of assets	—	—	—	(243)
Interest expense	(3,506)	(5,322)	(11,494)	(15,718)
Other expense, net	(104)	(49)	(138)	(127)
Income taxes	(694)	(750)	(392)	(720)

Equity in earnings (losses) of joint venture	$2,644	$1,014	$3,045	$(3,180)

EBITDA Contribution from investment in Hotel del Coronado
Equity in earnings (losses) of joint venture	$2,644	$1,014	$3,045	$(3,180)
Depreciation and amortization	1,848	1,684	5,495	5,137
Interest expense	3,506	5,322	11,494	15,718
Income taxes	694	750	392	720

EBITDA Contribution for investment in Hotel del Coronado	$8,692	$8,770	$20,426	$18,395

FFO Contribution from investment in Hotel del Coronado
Equity in earnings (losses) of joint venture	$2,644	$1,014	$3,045	$(3,180)
Depreciation and amortization	1,848	1,684	5,495	5,137

FFO Contribution for investment in Hotel del Coronado	$4,492	$2,698	$8,540	$1,957

Debt	Interest Rate	Spread over LIBOR	Loan Amount	Maturity
CMBS Mortgage and Mezzanine	6.01%	208 bp	$610,000	January 2011 (a)
Revolving Credit Facility	6.43%	250 bp	—	January 2011 (a)

			610,000

Cash and cash equivalents			25,838

Net Debt			$584,162

(a)	Includes extension options.

Cap	Effective Date	LIBOR Cap Rate	Notional Amount	Maturity
CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	January 2006	5.5%	$630,000	January 2009

CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	January 2009	5.0%	$630,000	January 2011

Summary of Residential Activity

(in thousands)

On January 9, 2006, we purchased a 45% interest in a joint venture that owns the North Beach Venture development adjacent to the Hotel del Coronado. We account for this investment using the equity method of accounting. We own a 31% interest in a joint venture that is developing the Four Seasons Residence Club Punta Mita (RCPM) adjacent to the Four Seasons Punta Mita Resort. We account for this investment using the equity method of accounting. In addition, we engage in certain activities related to potential development projects such as condominium-hotel units, fractional ownership units and other for-sale residential units. During the third quarter of 2007, a potential condominium-hotel project at the Fairmont Chicago was delayed indefinitely due to market conditions. We recorded a charge of $1.2 million related to the costs of this project.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
North Beach Venture
Hotel condominium sales (100%)	$—	$48,135	$78	$94,807
Hotel condominium cost of sales (100%)	$—	$(33,685)	$(309)	$(65,648)

SHR’s 45% share
Hotel condominium sales	$—	$21,661	$35	$42,663
Hotel condominium cost of sales	—	(15,158)	(139)	(29,542)
Other income, net	62	86	85	51
Income taxes	(23)	(3,143)	8	(5,700)

SHR’s share of net income (loss)	$39	$3,446	$(11)	$7,472

Net income (loss)	$39	$3,446	$(11)	$7,472
Income taxes	23	3,143	(8)	5,700

EBITDA Contribution for investment in North Beach Venture	$62	$6,589	$(19)	$13,172

FFO Contribution for investment in North Beach Venture	$39	$3,446	$(11)	$7,472

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
RCPM
SHR’s 31% share
Sales	$(117)	$1,228	$3,311	$2,101

EBITDA Contribution for investment in RCPM	$(275)	$454	$852	$72

FFO Contribution for investment in RCPM	$(194)	$330	$525	$(51)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Other Residential Activity	$—	$(1,184)	$—	$(1,184)

SHR’s share of total residential activity:
Sales	$(117)	$22,889	$3,346	$44,764

EBITDA	$(213)	$5,859	$833	$12,060

FFO	$(155)	$2,592	$514	$6,237

Leasehold Information

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Paris Marriott Champs Elysees:
Property EBITDA	$7,278	$6,588	$17,374	$14,429

Revenue (a)	$7,278	$5,952	$17,374	$13,586

Lease Expense	(3,433)	(2,840)	(9,705)	(8,248)
Less: Deferred Gain on Sale Leaseback	(1,263)	(1,158)	(3,842)	(3,398)

Adjusted Lease Expense	(4,696)	(3,998)	(13,547)	(11,646)

EBITDA Contribution from Leasehold	$2,582	$1,954	$3,827	$1,940

Marriott Hamburg:
Property EBITDA	$1,612	$1,461	$4,841	$4,250

Revenue (a)	$1,528	$1,276	$4,217	$3,743

Lease Expense	(1,269)	(1,146)	(3,858)	(3,404)
Less: Deferred Gain on Sale Leaseback	(59)	(49)	(178)	(130)

Adjusted Lease Expense	(1,328)	(1,195)	(4,036)	(3,534)

EBITDA Contribution from Leasehold	$200	$81	$181	$209

Total Leaseholds:
Property EBITDA	$8,890	$8,049	$22,215	$18,679

Revenue (a)	$8,806	$7,228	$21,591	$17,329

Lease Expense	(4,702)	(3,986)	(13,563)	(11,652)
Less: Deferred Gain on Sale Leaseback	(1,322)	(1,207)	(4,020)	(3,528)

Adjusted Lease Expense	(6,024)	(5,193)	(17,583)	(15,180)

EBITDA Contribution from Leasehold	$2,782	$2,035	$4,008	$2,149

	September 30, 2008	December 31, 2007
Security Deposits (b):
Paris Marriott Champs Elysees	$16,031	$14,509
Marriott Hamburg	7,220	7,299

Total	$23,251	$21,808

(a)	Effective January 1, 2008, the operating results for the Paris Marriott Champs Elysees were consolidated in our financial statements. For the three and nine months ended September 30, 2008, Revenue for the Paris Marriott Champs Elysees represents Property EBITDA. For the three and nine months ended September 30, 2007, Revenue for the Paris Marriott Champs Elysees represents lease revenue. For the three and nine months ended September 30, 2008 and 2007, Revenue for the Marriott Hamburg represents lease revenue.
(b)	The security deposits are recorded in other assets on the consolidated balance sheets.

Non-GAAP Financial Measures

In addition to REIT hotel income, six other non-GAAP financial measures are presented for the Company that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO—Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); Adjusted EBITDA; and Comparable EBITDA. A reconciliation of these measures to net income (loss) available to common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO—Fully Diluted, which is FFO plus minority interest expense on convertible minority interests. We also present Comparable FFO, which is FFO—Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe that the presentation of FFO, FFO—Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

EBITDA represents net income (loss) available to common shareholders excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible minority interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We also present Comparable EBITDA, which eliminates the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe EBITDA, Adjusted EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA, Adjusted EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA should not be considered as an alternative measure of our net income or operating performance. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income (loss) available to common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) available to common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO—Fully Diluted, EBITDA and Adjusted EBITDA.

Reconciliation of Net (Loss) Income Available to Common Shareholders to EBITDA, Adjusted EBITDA

and Comparable EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net (loss) income available to common shareholders	$(64,784)	$68,517	$(60,246)	$33,627
Depreciation and amortization—continuing operations	32,356	26,117	90,156	76,256
Depreciation and amortization—discontinued operations	—	702	1,151	2,152
Interest expense—continuing operations	21,106	22,836	64,706	63,357
Interest expense—discontinued operations	—	1,130	—	2,483
Income taxes—continuing operations	103	2,901	6,750	9,440
Income taxes—discontinued operations	(146)	(479)	(321)	(444)
Minority interests	(739)	(116)	(487)	(378)
Adjustments from consolidated affiliates	(1,986)	(1,036)	(6,258)	(2,696)
Adjustments from unconsolidated affiliates	6,112	9,273	17,709	23,448
Preferred shareholder dividends	7,721	7,461	23,164	22,385

EBITDA	(257)	137,306	136,324	229,630
Realized portion of deferred gain on sale leasebacks	(1,322)	(1,207)	(4,020)	(3,528)

Adjusted EBITDA	(1,579)	136,099	132,304	226,102

Gain on sale of assets—continuing operations	(13)	—	(147)	—
Gain on sale of assets—discontinued operations	(37,248)	—	(37,662)	—
(Gain) loss on sale of minority interests in hotel properties	—	(84,792)	46	(84,792)
Loss on sale of assets—unconsolidated affiliates	—	—	—	243
Impairment losses—discontinued operations	—	—	—	37,716
Impairment losses and other charges—continuing operations	96,679	7,358	96,679	7,358
Foreign currency exchange (gain) loss (a)	(2,604)	280	(4,082)	3,545
Hyatt Regency La Jolla minority interest (b)	(1,180)	—	(4,063)	—
Distribution in excess of minority interest capital	1,715	—	2,499	—
Termination costs—discontinued operations (c)	—	—	—	(400)
Planning costs—New Orleans Jazz District	—	—	—	227
Loss on early extinguishment of debt—continuing operations	—	3,366	—	7,845
Loss on early extinguishment of debt—discontinued operations	—	7,294	—	7,294

Comparable EBITDA	$55,770	$69,605	$185,574	$205,138

(a)	Foreign currency exchange (gain) loss applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.
(b)	The minority interest partner’s share of the Hyatt Regency La Jolla’s property EBITDA is not deducted from net (loss) income available to common shareholders under GAAP accounting rules.
(c)	Termination costs included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property.

Reconciliation of Net (Loss) Income Available to Common Shareholders to

Funds From Operations (FFO), FFO—Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net (loss) income available to common shareholders	$(64,784)	$68,517	$(60,246)	$33,627
Depreciation and amortization—continuing operations	32,356	26,117	90,156	76,256
Depreciation and amortization—discontinued operations	—	702	1,151	2,152
Corporate depreciation	(304)	—	(896)	—
Gain on sale of assets—continuing operations	(13)	—	(147)	—
Gain on sale of assets—discontinued operations	(37,248)	—	(37,662)	—
(Gain) loss on sale of minority interests in hotel properties	—	(84,792)	46	(84,792)
Realized portion of deferred gain on sale leasebacks	(1,322)	(1,207)	(4,020)	(3,528)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	393	361	1,197	1,060
Minority interests adjustments	(438)	(367)	(1,240)	(1,070)
Adjustments from consolidated affiliates	(1,368)	(577)	(4,004)	(1,455)
Adjustments from unconsolidated affiliates	1,848	1,684	5,495	5,380

FFO	(70,880)	10,438	(10,170)	27,630
Convertible minority interests	(301)	251	753	692

FFO—Fully Diluted	(71,181)	10,689	(9,417)	28,322
Impairment losses—discontinued operations	—	—	—	37,716
Impairment losses and other charges—continuing operations	96,679	7,358	96,679	7,358
Foreign currency exchange (gain) loss, net of tax (a)	(3,195)	853	(3,117)	3,493
Hyatt Regency La Jolla minority interest (b)	(777)	—	(2,559)	—
Distributions in excess of minority interest capital	1,715	—	2,499	—
Termination costs, net of tax—discontinued operations (c)	—	—	—	(244)
Planning costs, net of tax—New Orleans Jazz District	—	—	—	166
Loss on early extinguishment of debt—continuing operations	—	3,366	—	7,845
Loss on early extinguishment of debt—discontinued operations	—	7,294	—	7,294

Comparable FFO	$23,241	$29,560	$84,085	$91,950

Comparable FFO per diluted share	$0.31	$0.39	$1.10	$1.20

Weighted average diluted shares	76,010	75,968	76,137	76,379

(a)	Foreign currency exchange (gain) loss applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.
(b)	The minority interest partner’s share of the Hyatt Regency La Jolla’s property FFO is not deducted from net (loss) income available to common shareholders under GAAP accounting rules.
(c)	Termination costs, net of tax, included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property.

Debt Summary

(dollars in thousands)

Debt	Interest Rate	Spread (a)		Loan Amount	Maturity (b)
Punta Mita land parcel promissory note	N/A	N/A		$16,162	August 2009
Westin St. Francis	4.63%	70 bp		220,000	August 2011
Fairmont Scottsdale Princess	4.49%	56 bp		180,000	September 2011
InterContinental Chicago	4.99%	106 bp		121,000	October 2011
InterContinental Miami	4.66%	73 bp		90,000	October 2011
Bank Credit Facility	4.73%	80 bp		127,000	March 2012
InterContinental Prague (c)	6.48%	120 bp	(c)	150,186	March 2012
Loews Santa Monica Beach Hotel	4.56%	63 bp		118,250	March 2012
Ritz-Carlton Half Moon Bay	4.60%	67 bp		76,500	March 2012
Exchangeable senior notes	3.50%	Fixed		179,370	April 2012
Fairmont Chicago	4.63%	70 bp		123,750	April 2012
Hyatt Regency La Jolla	4.93%	100 bp		97,500	September 2012
Marriott London Grosvenor Square (d)	7.40%	110 bp	(d)	139,753	October 2013

				$1,639,471

(a)	Spread over LIBOR (3.93% at September 30, 2008).
(b)	Includes extension options.
(c)	Principal balance of €104,000,000 at September 30, 2008. Spread over three-month EURIBOR (5.28% at September 30, 2008).
(d)	Principal balance of £77,250,000 at September 30, 2008. Spread over three-month GBP LIBOR (6.30% at September 30, 2008).

U.S. Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
April 2005	4.42%	$75,000	April 2010
April 2005	4.59%	75,000	April 2012
June 2005	4.12%	50,000	June 2012
June 2006	5.50%	75,000	June 2013
August 2006	5.34%	100,000	August 2011
August 2006	5.42%	100,000	August 2013
September 2006	5.08%	100,000	February 2011
September 2006	5.10%	100,000	December 2010
September 2006	5.09%	100,000	September 2009
March 2007	4.81%	100,000	December 2009
March 2007	4.84%	100,000	July 2012

	4.99%	$975,000

European Interest Rate Swap

Swap Effective Date	Fixed Pay Rate Against GBP LIBOR	Notional Amount	Maturity
October 2007	5.72%	£77,250	October 2013

Swap Effective Date	Fixed Pay Rate Against EURIBOR	Notional Amount	Maturity
September 2008	4.53%	€104,000	March 2012

Forward-Starting Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
September 2009	4.90%	$100,000	September 2014
December 2009	4.96%	100,000	December 2014
April 2010	5.42%	75,000	April 2015
December 2010	5.23%	100,000	December 2015
February 2011	5.27%	100,000	February 2016

		$475,000

At September 30, 2008, future scheduled debt principal payments (including extension options) are as follows:

Years ended December 31,	Amount (in thousands)
2008 (remainder)	$—
2009	16,162
2010	8,232
2011	619,232
2012	867,272
Thereafter	128,573

Total	$1,639,471

Percent of fixed rate debt including U.S. and European swaps	89.1%
Weighted average interest rate including U.S. and European swaps	5.41%
Weighted average maturity of fixed rate debt	4.73

Under Construction and Completed Capital Projects

(images of completed projects available on the Company’s website)

Hotel	Project Description	Completed
Fairmont Chicago	ENO, wine tasting room *	Q2 08
	Lobby renovation	Q2 08
	Guest room renovation	Q2 08
	Spa and fitness center	Q1 08
	Gold lounge	Q4 06
	Sushi bar	Q4 06

Fairmont Scottsdale Princess	Main building guest room renovation	In Construction
	Michael Mina operated Bourbon Steak Restaurant	Q1 08
	Midnight Oil operated Stone Rose Bar	Q1 08
	Gold room renovation	Q1 08
	GM house conversion - 1 room addition	Q1 08

Four Seasons Mexico City	Guest room renovation	Q1 06

Four Seasons Punta Mita	Lobby bar	Q1 08
	Oasis room and river pool - 23 room addition	Q2 07
	Fitness center expansion	Q1 07
	Coral suite - 5 room addition	Q1 07
	Retail expansion	Q4 06
	Tamai pool	Q4 06
	Tamai garden	Q4 06
	Beachfront restaurant addition	Q4 06
	Arena suite - 5 room addition	Q1 06

Four Seasons Washington, D.C.	Lobby renovation	In Construction
	Michael Mina operated Bourbon Steak Restaurant	In Construction
	Presidential suite renovation	In Construction
	11 room expansion	In Construction

Hotel del Coronado	Retail reconfiguration / renovation	Q2 08
	ENO, wine tasting room *	Q1 08
	Guest room renovation	Q2 07
	Restaurant renovation	Q2 07
	Beach Village - 78 room addition	Q2 07
	Spa & fitness center / beach club	Q1 07

InterContinental Chicago	Starbucks	Q3 07
	Meeting space addition	Q3 07
	ENO, wine tasting room *	Q4 06

InterContinental Miami	Spa and fitness center	Q3 08
	Starbucks	Q3 06

InterContinental Prague	Partial guest room renovation	Q2 07

Loews Santa Monica	Partial guest room renovation	In Construction
	Restaurant renovation	Q4 04

Marriott London Grosvenor Square	Basement reorganization	In Construction
	Gordon Ramsay operated Maze Grill Restaurant	Q2 08
	Concierge lounge	Q2 08
	Guest room renovation	Q1 08

Renaissance Paris Hotel Le Parc Trocadero	Renaissance brand conversion	Q1 08

Ritz-Carlton Half Moon Bay	ENO, wine tasting room expansion*	Q3 08
	Restaurant and lounge renovation	Q3 08
	Suite renovation	Q1 08
	Outdoor patios / guest room fireplaces	Q3 06
	Ocean terrace addition	Q2 06
	Restaurant expansion	Q4 05
	ENO, wine tasting room*	Q3 05
	Retail expansion	Q3 05

Ritz-Carlton Laguna Niguel	Meeting space renovation	Q4 07
	Suite renovation / conversion - 3 room addition	Q2 07
	ENO, wine tasting room *	Q1 07

Westin St. Francis	Guest room and corridor renovation	In Construction
	Lobby bar	Q3 08

*	Strategic’s branded wine room concept

Operating Statistics by Geographic Region

Operating results have been adjusted to show hotel performance on a comparable period basis. Adjustments are the (i) exclusion of unconsolidated Hotel del Coronado, (ii) exclusion of Renaissance Paris Hotel Le Parc Trocadero results for the three and nine months ended September 30, 2008 and 2007, (iii) exclusion of Hyatt Regency Phoenix and Hyatt Regency New Orleans as these properties’ results of operations were reclassified to discontinued operations for the three and nine months ended September 30, 2008 and 2007 and (iv) presentation of the European hotels without regard to either ownership structure or leaseholds.

United States Hotels (as of September 30, 2008)

11 Properties

5,981 Rooms

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	2007	Change		2008	2007	Change
Average Daily Rate	$237.07	$232.39	2.0%		$247.09	$239.96	3.0%
Average Occupancy	75.9%	80.8%	(4.9	) pts	73.9%	77.1%	(3.2	) pts
RevPAR	$179.94	$187.88	-4.2%		$182.57	$184.90	-1.3%
Total RevPAR	$326.01	$342.53	-4.8%		$343.79	$348.65	-1.4%
Property EBITDA Margin	22.7%	25.2%	(2.5	) pts	24.0%	25.1%	(1.1	) pts

Mexican Hotels (as of September 30, 2008)

2 Properties
413 Rooms

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	2007	Change		2008	2007	Change
Average Daily Rate	$393.06	$358.50	9.6%		$497.34	$460.24	8.1%
Average Occupancy	65.7%	67.5%	(1.8	) pts	70.7%	71.1%	(0.4	) pts
RevPAR	$258.18	$242.15	6.6%		$351.73	$327.13	7.5%
Total RevPAR	$471.95	$447.16	5.5%		$616.11	$557.58	10.5%
Property EBITDA Margin	24.4%	25.6%	(1.2	) pts	36.3%	35.4%	0.9	pts

North American Hotels (as of September 30, 2008)

13 Properties
6,394 Rooms

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	2007	Change		2008	2007	Change
Average Daily Rate	$245.91	$239.30	2.8%		$262.68	$252.94	3.9%
Average Occupancy	75.2%	80.0%	(4.8	) pts	73.7%	76.7%	(3.0	) pts
RevPAR	$185.02	$191.40	-3.3%		$193.54	$193.94	-0.2%
Total RevPAR	$335.48	$349.32	-4.0%		$361.46	$361.94	-0.1%
Property EBITDA Margin	22.8%	25.2%	(2.4	) pts	25.4%	26.1%	(0.7	) pts

European Same Store Hotels (as of September 30, 2008)

4 Properties
1,079 Rooms

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	2007	Change		2008	2007	Change
Average Daily Rate	$382.58	$341.33	12.1%		$365.88	$321.44	13.8%
Average Occupancy	81.5%	87.0%	(5.5	) pts	77.8%	82.2%	(4.4	) pts
RevPAR	$311.64	$296.85	5.0%		$284.49	$264.38	7.6%
Total RevPAR	$430.41	$399.29	7.8%		$400.69	$372.21	7.7%
Property EBITDA Margin	43.0%	43.0%	-	pts	39.5%	39.8%	(0.3	) pts